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                                                                    EXHIBIT 99.1

                                               For Further Information, Contact:

                                                             Investor Relations:
                                                  Lippert/Heilshorn & Associates
                                                                   Keith Lippert
                                                                  (212) 838-3777
                                                                    Kris Otridge
                                                                  (415) 433-3777

                                                         Company Communications:
                                                              STM Wireless, Inc.
                                         Joseph Wallace, Chief Financial Officer
                                                                  (949) 753-7864

                                                          Web Site: www.stmi.com


                          STM WIRELESS, INC. RECEIVES
               COMMITMENT LETTER FOR $8.5 MILLION LINE OF CREDIT
                               FROM THE CIT GROUP

     IRVINE, CALIFORNIA, August 31, 1999 - STM WIRELESS, INC. (STM), (NASDAQ NM
Symbol: STMI) today announced that it has received a commitment letter from The CIT Group/Credit Finance, Incorporated (CIT) (NYSE Symbol: CIT), for a two year, $8.5 million secured line of credit. Closing of the proposed line of credit is expected to occur in the fourth quarter of 1999. The line of credit will be subject to certain conditions, including the completion of definitive documentation, the final approval of the Export-Import Bank of the United States, which will guarantee the line of credit up to $7 million, and STM meeting certain financial performance criteria.

     STM plans to use the CIT line of credit to replace its line of credit with Wells Fargo HSBC Trade Bank N.A.. ("Trade Bank"). The amount presently outstanding under the Trade Bank line of credit is approximately $6.8 million.

About STM Wireless, Inc.
-------------------------

STM Wireless, Inc., headquartered in Irvine, California (Web Site: www.stmi.com), is an international provider of communications solutions for satellite telephony and data applications including broadband and Internet access products with equipment installed in over 90 countries.

Safe Harbor Statement under the Private Securities Litigation Reform Act of
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1995:

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act

                                    -more-
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of 1934, as amended. In addition, from time to time, STM Wireless, Inc. or its representatives have made or may make forward-looking statements, orally or in writing. The words "estimate'', "project'', "potential'', "intended'', "expect'', "believe'' and similar expressions or words are intended to identify forward-looking statements. Such forward-looking statements may be included in, but are not limited to, various filings made by the Company with the Securities and Exchange Commission, press releases or oral statements made with the approval of an authorized executive officer of the company. Actual results could differ materially from those projected or suggested in any forward-looking statements as a result of a wide variety of factors and conditions. For example, there can be no assurance that the CIT line of credit will close or that Trade Bank will continue to forbear from exercising its rights under the Trade Bank loan agreement past August 31, 1999. As discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 1998, and its Form 10-Qs for the first and second quarters of fiscal 1999, the Company's future operating results are uncertain and may be impacted by the following factors, among others: the long-term cycle involved in completing major contracts, particularly in foreign markets; increasing competitive pressures; general economic conditions; technological advances; financing risks; the timing of new product introductions; political and economic risks involved in foreign markets and foreign currencies; and the timing of operating and other expenditures.

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